SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2005

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                        (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                        (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

At its meeting on October 26, 2005, the Board of Directors of Simon Property Group, Inc. approved a revised compensation program for non-employee Directors.  The revised program includes changes to the cash components of the annual retainer, committee attendance fees, chairman fees and Lead Director compensation that will become effective January 1, 2006, and changes to the stock-based element of most of those fees that will be subject to approval of amendments to the 1998 Stock Incentive Plan at the 2006 annual meeting of stockholders.

The Governance Committee of the Board of Directors requested and received information from an independent compensation consultant on the director compensation practices of fifteen (15) of the Company’s real estate peers.  After discussing this information with the consultant, the proposed changes to non-employee Director compensation were recommended by the Governance Committee to the full Board of Directors for action.

A summary of non-employee Director compensation reflecting the action of the Board is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Summary of Compensation to Non-Employee Directors

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Dated:  October 28, 2005

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett,
Executive Vice President and
Chief Financial Officer